Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174562) of 3M Company of our report dated June 28, 2016 relating to the financial statement and supplemental schedule of the 3M Savings Plan, which appears in this Form 11-K.

/s/CliftonLarsonAllen LLP
 Minneapolis, Minnesota
June 28, 2016

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